Exhibit 99.1

FOR IMMEDIATE RELEASE
BankFinancial Corporation to Host Conference Call and Webcast on November 9, 2012
Burr Ridge, Illinois – (November 6, 2012) BankFinancial Corporation (Nasdaq – BFIN) will review third quarter 2012 results in a conference call and webcast for stockholders and analysts on Friday, November 9, 2012 at 9:30 a.m. Chicago, Illinois Time.
The conference call may be accessed by calling (866) 788-0543 using participant passcode 90486563. The conference call will be simultaneously webcast at www.bankfinancial.com, “Stockholder Information” page. For those persons unable to participate in the conference call, the webcast will be archived through 11:59 p.m. Chicago Time on November 23, 2012 on our website. Copies of BankFinancial Corporation’s Third Quarter 2012 quarterly financial and statistical supplement and its Quarterly Report on Form 10-Q are scheduled to be available on our website, under the “Stockholder Information” section, on November 8, 2012 or earlier.
BankFinancial Corporation is the holding company for BankFinancial, F.S.B., a full-service, community-oriented bank providing financial services to individuals, families and businesses through 20 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois. At June 30, 2012, BankFinancial had total assets of $1.522 billion, total loans of $1.119 billion, total deposits of $1.289 billion and stockholders’ equity of $203 million.
The company’s common stock trades on the Nasdaq Global Select Market under the symbol BFIN. Additional information may be found at the company’s web site, www.bankfinancial.com.

For Further Information Contact:
Shareholder, Analyst and Investor Inquiries:	Media Inquiries:
Elizabeth A. Doolan Senior Vice President – Finance BankFinancial Corporation Telephone: 630-242-7151	Gregg T. Adams Executive Vice President – Marketing & Sales BankFinancial F.S.B. Telephone: 630-242-7234